UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2018

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement

Subscription Agreement

On March 31, 2018, Samson Oil & Gas Limited (the “Company”) and DynEvolve Capital, LLC (together with its affiliates, “DynEvolve”) entered into a Subscription Agreement (the “Subscription Agreement”) dated March 30, 2018 pursuant to which the Company agreed to sell 800,000,000 ordinary shares to DynEvolve in exchange for $1,000,000 (the “Initial Issuance”), which ordinary shares will be promptly exchanged for 4,000,000 American Depositary Shares (“ADSs”). This transaction has not yet been consummated.

DynEvolve also agreed to make a loan to the Company on April 15, 2018 of $1,000,000 (the “Bridge Loan”) in exchange for a secured, non-convertible promissory note (the “Initial Note”) in the same amount bearing interest at four percent annually. Finally, upon approval by the Company’s stockholders, but not later than May 10, 2018 (the earlier of which date being the “Final Closing Date”), DynEvolve will purchase a secured promissory note convertible into 2,479,075,200 ordinary shares of the Company at a purchase price of $5,577,919 (the “Note Purchase”), which ordinary shares, upon conversion, will be promptly exchanged for 12,395,376 ADSs. On the Final Closing Date, the Company will repay the Bridge Loan with a portion of the proceeds of the Note Purchase and cancel the Initial Note.

Both of the promissory notes will be secured by a second lien on substantially all of the Company’s assets, which lien will be subordinated to all debts to, and security interests held by, the Company’s principal lender.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the complete text of the Subscription Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Stockholders Agreement

In connection with the Subscription Agreement, on March 31, 2018 the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) dated as of March 30, 2018 among the Company, DynEvolve and any other stockholders who subsequently become party to the agreement by joinder (together with DynEvolve, the “Stockholders”). Pursuant to the Stockholders Agreement, DynEvolve will nominate one director to the Company’s board of directors (the “Board”) upon consummation of the Initial Issuance, resulting in a Board consisting of five directors, including the four directors serving prior to March 30, 2018 (the “Original Directors”). DynEvolve will continue to have the right to designate one director for so long as DynEvolve beneficially own at least 4,000,000 ADSs, and the Board will recommend such nominee to its shareholders at any annual and extraordinary general meeting at which the seat for such director is elected.

Upon purchase by DynEvolve or its affiliates of a promissory note convertible into at least an additional 1,400,000,000 ordinary shares (or 7,000,000 ADSs) (the “Minimum Second Purchase”), which clause would be satisfied by the Note Purchase described above, DynEvolve will have the right to nominate an additional director to the Board and the size of the Board will be increased to six directors. DynEvolve will continue to have the right to designate this second nominee so long as DynEvolve or its affiliates beneficially own at least 11,000,000 ADSs. As a condition to obtaining the right to designate its Board nominees, DynEvolve has agreed that, so long as it has any such right, it will cause such director(s) to vote in favor of all resolutions supported by a majority of the Original Directors. Correspondingly, the Company has agreed that, so long as DynEvolve has one or more of its nominees serving on the Board, one of those nominees must be present at meetings of the Board to constitute a quorum, with certain exceptions.

DynEvolve will cause one of its two directors to resign and the Board will be decreased by one seat in the event DynEvolve and its affiliates cease to own at least 30 percent of the issued and outstanding ordinary shares of the Company (including ADSs representing ordinary shares). If DynEvolve and its affiliates beneficially own less than 20 percent of the issued and outstanding ordinary shares (or ADSs) of the Company, DynEvolve will cause all of its directors to resign and the Board will be reduced in size to eliminate the vacancy.

DynEvolve and any other Stockholder who becomes a party to the Stockholders Agreement will vote all ordinary shares and ADS held by it in the manner recommended by the Board so long as the Stockholders collectively hold five percent or more of the issued and outstanding ordinary shares of the Company, including ADSs representing ordinary shares.

Certain actions by the Board will require, at a meeting of the Board, the consent of a majority of the Board including one director designated by DynEvolve, or in lieu of a meeting, the unanimous written consent of all directors. These actions include amendments to the Company’s Constitution; the incurrence of indebtedness, making of loans or investments, or settlement of lawsuits in excess of given thresholds; the acquisition or sale of assets except in the ordinary course of business; or the dissolution, wind-up of the Company or initiation of bankruptcy proceedings.

The Stockholders Agreement will terminate upon certain events, including if Terence Barr ceases to be the Company’s Managing Director and Chief Executive Officer unless his successor is approved by the Stockholders.

The foregoing description of the Stockholders Agreement is qualified in its entirety by reference to the complete text of the Stockholders Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated herein by reference.

The sale described herein is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement dated March 30, 2018 between the Company and DynEvolve Capital, LLC.

10.2	Stockholders Agreement dated March 30, 2018 between the Company, DynEvolve Capital Group and future stockholders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018

Samson Oil & Gas Limited

	By:	/s/ Terence M. Barr
Terence M. Barr
Managing Director, CEO and President